Exhibit 4.7(l)

Eighth Supplemental Subordinated Indenture

DEUTSCHE BANK AKTIENGESELLSCHAFT

NEW YORK BRANCH

Issuer

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Transfer Agent and Registrar and Authenticating Agent

Eighth Supplemental Subordinated Indenture

Dated as of January 14, 2021

to the Subordinated Indenture

Dated as of May 21, 2013

Fixed to Floating Reset Rate

Subordinated Tier 2 Notes due 2032

i

Section 6.11	Effect of Headings	35
Section 6.12	Submission to Jurisdiction	35
Section 6.13	Not Responsible for Recitals or Issuance of Securities	35
Section 6.14	Further Issues	35
Section 6.15	Waiver of Right to Set-Off	36

ARTICLE 7 SUPPLEMENTS TO SUPPLEMENTAL SUBORDINATED INDENTURE		36

Section 7.01	Supplements without Consent of Holders	36

EXHIBIT

EXHIBIT A:	Form of Global Note

ii

THIS EIGHTH SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of January 14, 2021 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), ACTING THROUGH ITS NEW YORK BRANCH, WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee a subordinated indenture, dated as of May 21, 2013 (the “Base Subordinated Indenture,” as may be amended from time to time), providing for the issuance from time to time of one or more series of its subordinated unsecured debentures, notes or other evidences of indebtedness (the “Subordinated Debt Securities”), a third supplemental subordinated indenture, dated as of December 1, 2017, adding certain provisions to, and modifying certain provisions of the Base Subordinated Indenture, a fifth supplemental subordinated indenture, dated as of July 8, 2020, modifying certain provisions of the Base Subordinated Indenture, and a seventh supplemental subordinated indenture, dated as of January 14, 2021, modifying certain provisions of the Base Subordinated Indenture (references to the “Base Subordinated Indenture” herein shall mean the Base Subordinated Indenture as amended by such third supplemental subordinated indenture, such fifth supplemental subordinated indenture and such seventh supplemental subordinated indenture);

WHEREAS, Section 8.01(d) of the Base Subordinated Indenture provides that the Issuer and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Subordinated Debt Securities;

WHEREAS, the Issuer, pursuant to the foregoing authority, proposes in and by this eighth supplemental subordinated indenture (the “Supplemental Subordinated Indenture” and, together with the Base Subordinated Indenture, the “Subordinated Indenture”) to supplement the Base Subordinated Indenture insofar as it will apply only to the Fixed to Floating Reset Rate Subordinated Tier 2 Notes due 2032 (the “Notes”) issued hereunder (and not to any other series of Subordinated Debt Securities); and

WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Supplemental Subordinated Indenture a valid agreement of the Issuer, in accordance with their and its terms;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Notes by the holders thereof, the Issuer, DBTCA and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Notes as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Base Subordinated Indenture unless otherwise indicated. For all purposes of this Supplemental Subordinated Indenture and the Notes, the following terms are defined as follows:

“Additional Amounts” has the meaning specified in Section 3.01.

“Agent Member” has the meaning specified in Section 2.06.

“Agents” means the Paying Agent, the Transfer Agent, the Registrar and the Authenticating Agent.

“Authenticating Agent” means DBTCA.

“Authorized Agent” has the meaning specified in Section 6.12.

“Authorized Signatories” means any two persons acting together authorized by the Issuer, its articles of association or otherwise under German law to act on behalf of the Issuer.

“Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

“Calculation Agent” means Deutsche Bank AG, London Branch.

“Compounded SOFR” has the meaning specified in Section 2.03.

“Code” has the meaning specified in Section 3.01

“competent supervisory authority” means any authority primarily responsible for the prudential supervision of the Issuer.

“corporation” means any corporation, association, limited liability company, company or business trust.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Supplemental Subordinated Indenture and the terms of the Notes shall refer to such amended provisions or successor provisions.

“Defaulted Interest” has the meaning specified in Section 2.07(a).

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Determination Date” means the day falling two Business Days prior to the Reset Date.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fixed Interest Rate” means 3.729% per annum.

“Fixed Rate Period” means from (and including) the date of issuance to (but excluding) the Reset Date.

“Floating Rate Period” means from (and including) the Reset Date to (but excluding) the Maturity Date.

“Floating Reset Interest Rate” means the variable rate per year which will be equal to Compounded SOFR plus 2.757%.

“Global Notes” has the meaning specified in Section 2.04(a).

“Holder,” “Holder of Notes” or other similar terms means the registered holder of any Note.

“incorporated provision” has the meaning specified in Section 6.08.

“Interest Payment Date” means (i) with respect to the Fixed Rate Period, January 14 and July 14 of each year, commencing on July 14, 2021, and ending on the Reset Date, and (ii) with respect to the Floating Rate Period, the second Business Day after each Interest Period End Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date. If any scheduled Interest Payment Date during the Fixed Rate Period is not a Business Day, the Issuer will pay interest on the next Business Day, but the payment will not include the interest accrued during the period from and after the scheduled Interest Payment Date. If the date of redemption or repayment is not a Business Day, the Issuer may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment. With regard to the Floating Rate Period, if the scheduled final Interest Period End Date (i.e., the Maturity Date) falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, but interest on that payment will not accrue from and after the scheduled final Interest Period End Date.

An “Interest Period” means, with respect to the Fixed Rate Period, each period from, and including, an Interest Payment Date (or the Issue Date in the case of the first Interest Period during the Fixed Rate Period) to, but excluding, the following Interest Payment Date (or the Reset Date in the case of the final Interest Period during the Fixed Rate Period), and with respect to the Floating Rate Period, each period from, and including, an Interest Period End Date (or the Reset Date in the case of the first Interest Period during the Floating Rate Period) to, but excluding, the following Interest Period End Date (or the Maturity Date in the case of the final Interest Period during the Floating Rate Period).

An “Interest Period End Date” means with respect to the Floating Rate Period, January 14, April 14, July 14 and October 14 of each year, commencing on April 14, 2031 and ending on the Maturity Date; provided that if any scheduled Interest Period End Date (other than the Maturity Date) is not a Business Day (as defined below), it will be postponed to the following Business Day, except that, if that Business Day would fall in the next calendar month, the Interest Period End Date will be the immediately preceding Business Day.

“Issue Date” means January 14, 2021.

“Issuer” means the company named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Subordinated Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two Authorized Signatories of the Issuer.

“Maturity Date” means January 14, 2032.

“Note” or “Notes” has the meaning specified to it in the third recital paragraph of this Supplemental Subordinated Indenture.

“Paying Agent” means DBTCA, with respect to payments to be made in U.S. Dollars (or such other currency as to which DBTCA or its agent has agreed to make payments hereunder), or any person authorized by the Issuer in accordance with Section 3.04 of the Base Subordinated Indenture.

“Payment Claims” has the meaning specified in Section 2.08(c).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means Notes issued in definitive, fully registered form without interest coupons.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date set for such redemption by or pursuant to this Supplemental Subordinated Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed pursuant to Article 4 of this Supplemental Subordinated Indenture, means the amount equal to 100% of the principal amount (subject to the imposition of any Resolution Measure) of the Notes to be redeemed.

“Registrar” means DBTCA.

“Regular Record Date” in respect of interest on the Notes payable means the Business Day immediately preceding an Interest Payment Date.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the Paying Agent on or before the due date, it means the date on which, the full amount having been so received.

“Reset Date” means January 14, 2031.

“Resolution Measure” has the meaning set forth in Section 2.04.

“Senior Indebtedness” means any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated, including, but not limited to: (a) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (1) all indebtedness for money borrowed by the Issuer, including indebtedness of others guaranteed by the Issuer, other than any subordinated debt securities, indebtedness that is expressed to rank junior to subordinated debt securities and other indebtedness that is expressly stated as not senior, and (2) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in any such case the instrument evidencing the indebtedness provides that it is not senior in right of payment to the Notes; (b) all of the Issuer’s capital lease obligations and any synthetic leases or tax retention operating leases; (c) all of the Issuer’s obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements; (d) all of the Issuer’s obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (e) all of the Issuer’s obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the type referred to in clauses (a) through (f) of other persons secured by any lien on any of the Issuer’s property or assets whether or not such obligation is assumed by the Issuer.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed pursuant to Section 2.07(a).

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

“Transfer Agent” means DBTCA.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Supplemental Subordinated Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“Withholding Taxes” has the meaning specified in Section 3.01.

Section 1.02 Incorporation by Reference of Trust Indenture Act.

Whenever this Supplemental Subordinated Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Subordinated Indenture.

The following Trust Indenture Act terms used in this Supplemental Subordinated Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means the Subordinated Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any other obligor on the indenture securities.

All other Trust Indenture Act terms used in this Supplemental Subordinated Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by U.S. Securities Exchange Commission rule have the meanings assigned to them by such definitions.

Section 1.03 Rules of Construction.

(a)	For all purposes of this Supplemental Subordinated Indenture, except as otherwise expressly provided or unless the context otherwise requires:

the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Subordinated Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)	Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Subordinated Indenture.

(c)

To the extent the terms of the Base Subordinated Indenture are inconsistent with provisions of this Supplemental Subordinated Indenture, the terms of this Supplemental Subordinated Indenture shall govern, but only with respect to the Notes.

ARTICLE 2

THE NOTES

Section 2.01 Title and Terms.

(a)

The Notes shall be known and designated as the “Fixed to Floating Reset Rate Subordinated Tier 2 Notes due 2032” of the Issuer. The aggregate principal amount of the Notes that may be authenticated and delivered under this Supplemental Subordinated Indenture shall not initially exceed $1,250,000,000 (except as otherwise provided in the Subordinated Indenture). The Notes shall be issuable in minimum denominations of $200,000 principal amount and integral multiples of $1,000 in excess thereof.

(b)	The Notes are intended to qualify as own funds in the form of Tier 2 capital of the Issuer under the CRR.

(c)	The Notes shall be due and payable on the Maturity Date unless previously redeemed or repurchased and cancelled.

(d)

Subject to the imposition of any Resolution Measure or a redemption pursuant to Article 4, the Notes shall bear interest (i) from (and including) the date of issuance to (but excluding) the Reset Date at the Fixed Interest Rate and (ii) from (and including) the Reset Date to (but excluding) the Maturity Date at the Floating Reset Interest Rate. Interest for the Fixed Rate period shall be payable semi-annually in arrears on each Interest Payment Date. Interest for the Floating Rate Period shall be payable quarterly in arrears on the second Business Day following each Interest Period End Date, provided that the final payment of principal and interest will be made on the Maturity Date.

(e)

Interest on the Notes for the Fixed Rate Period shall be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes for the Fixed Rate Period shall be computed on the basis of the actual number of days in the relevant period divided by 360.

(f)	A Holder of any Note at the close of business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date.

(g)

Principal of and interest on Global Notes shall be payable to the Depositary by wire in immediately available funds by the Paying Agent (subject to the Paying Agent’s receipt of such funds as provided under Section 3.04(c) of the Base Subordinated Indenture).

(h)

Principal on Physical Notes shall be payable at the office or agency of the Issuer maintained for such purpose, initially the office of the Paying Agent. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes. A Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

Section 2.02 Form of the Notes.

(a)

Except as otherwise provided pursuant to this Section 2.02, the Notes are issuable in fully registered, global form without coupons in substantially the form of Exhibit A hereto (the “Global Notes”), each of which represent a maximum of U.S.$500,000,000 principal amount of all such Notes that have the same original issue date, Maturity Date and other terms, with such applicable legends as are provided for in Section 2.05. The Notes are not issuable in bearer form or with detachable coupons. The terms and provisions contained in the form of Notes shall constitute, and are hereby expressly made, a part of this Supplemental Subordinated Indenture and to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Supplemental Subordinated Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Notes may have such letters, numbers or other markings of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Supplemental Subordinated Indenture and the Base Subordinated Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage.

(b)

Each Global Note shall be duly executed by the Issuer and authenticated and delivered by the Trustee (or the Authenticating Agent on behalf of the Trustee) and shall be registered in the name of the Depositary or its nominee and retained by the Registrar, as custodian, at its corporate trust office. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar, as custodian, and of the Depositary or its nominee, as hereinafter provided.

(c)

DBTCA has been appointed Registrar and Transfer Agent for the Notes, and DBTCA will maintain at its office in The City of New York a register for the registration and transfer of Notes. The Notes may be transferred at either the aforesaid New York office of DBTCA by surrendering the Notes for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered Holder thereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange therefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth therein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised its right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

Section 2.03 Rate of Interest.

The Fixed Interest Rate is 3.729% per annum.

The Floating Reset Interest Rate is equal to Compounded SOFR plus 2.757%.

Compounded SOFR

Accrued interest on the Notes during the Floating Rate Period will be calculated by multiplying the principal amount of such notes by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to a given day during the Floating Rate Period is the sum of the Compounded SOFR plus the Spread.

The “Compounded SOFR” will be computed as follows:

“d0”, for any Interest Period, is the number of U.S. Government Securities Business Days in the relevant Interest Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Period.

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Interest Period, is a reference rate equal to SOFR in respect of that day.

“ni” is the number of calendar days in the relevant Interest Period from, and including, the U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant Interest Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date. For purposes of calculating Compounded SOFR, the daily SOFR for each calendar day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date will be the daily SOFR as determined in respect of such Rate Cut-Off Date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as published by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day; or

(2)

if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3)	if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

•	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•

the sum of: (a) the alternate rate of interest that has been selected by the Issuer or the Issuer’s designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Compounded SOFR as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by the Issuer or the Issuer’s designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Issuer or the Issuer’s designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or the Issuer’s designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or the Issuer’s designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer or the Issuer’s designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or the Issuer’s designee decide that adoption of any portion of such market practice is not administratively feasible or if the Issuer or the Issuer’s designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or the Issuer’s designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interest Payment Date” means (i) with respect to the Fixed Rate Period, January 14 and July 14 of each year, commencing on July 14, 2021, and ending on the Reset Date, and (ii) with respect to the Floating Rate Period, the second Business Day after each Interest Period End Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date. If any scheduled Interest Payment Date during the Fixed Rate Period is not a Business Day, the Issuer will pay interest on the next Business Day, but the payment will not include the interest accrued during the period from and after the scheduled Interest Payment Date. If the date of redemption or repayment is not a Business Day, the Issuer may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment. With regard to the Floating Rate Period, if the scheduled final Interest Period End Date (i.e., the Maturity Date) falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, but interest on that payment will not accrue from and after the scheduled final Interest Period End Date.

An “Interest Period” means, with respect to the Fixed Rate Period, each period from, and including, an Interest Payment Date (or the Issue Date in the case of the first Interest Period during the Fixed Rate Period) to, but excluding, the following Interest Payment Date (or the Reset Date in the case of the final Interest Period during the Fixed Rate Period), and with respect to the Floating Rate Period, each period from, and including, an Interest Period End Date (or the Reset Date in the case of the first Interest Period during the Floating Rate Period) to, but excluding, the following Interest Period End Date (or the Maturity Date in the case of the final Interest Period during the Floating Rate Period).

An “Interest Period End Date” means with respect to the Floating Rate Period, January 14, April 14, July 14 and October 14 of each year, commencing on April 14, 2031 and ending on the Maturity Date; provided that if any scheduled Interest Period End Date (other than the Maturity Date) is not a Business Day (as defined below), it will be postponed to the following Business Day, except that, if that Business Day would fall in the next calendar month, the Interest Period End Date will be the immediately preceding Business Day.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Rate Cut-Off Date” means the date that is the second U.S Government Securities Business Day prior to the Maturity Date.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Issuer or the Issuer’s designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Issuer or the Issuer’s designee pursuant to this section “Compounded SOFR,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in the Issuer’s or the Issuer’s designee’s sole discretion; and

•	notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

Section 2.04 Notes Subject to Resolution Measures.

(a)

By subscribing for or otherwise acquiring the Notes, each Holder (including Beneficial Owners) shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority.

(b)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, the Notes may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of the Notes;

(ii)

convert the Notes into ordinary shares of (A) the Issuer, (B) any group entity or (C) any bridge bank, or other instruments of ownership of such entities qualifying as Common Equity Tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of the Notes to another entity, (B) the amendment, modification or variation of the terms and conditions of the Notes or (C) the cancellation of the Notes;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of the Notes or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under the Notes.

(c)	By its acquisition of the Notes, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment of the terms and conditions of the Notes to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute a default or an Event of Default (A) under the Notes, (B) under the Subordinated Indenture or (C) for the purpose of, but only to the extent permitted by, the Trust Indenture Act (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(d)

The terms and conditions of the Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, the Notes, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(e)

No repayment of any then-current principal amount of the Notes or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(f)

By its acquisition of the Notes, each Holder (including each Beneficial Owner) waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to the Notes.

(g)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to the Notes, the Issuer shall provide a written notice directly to the Holders in accordance with Section 11.04 of the Base Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes only, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on the Notes.

(h)

If the Issuer has elected to redeem any Notes but the competent resolution authority has imposed a Resolution Measure with respect to the Notes prior to the payment of the redemption amount for the Notes, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(i)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of the Notes under Section 5.09 of the Base Subordinated Indenture, which section authorizes Holders of a majority in aggregate principal amount of the Notes at the time Outstanding to direct certain actions relating to the notes, and if any such direction was previously given under Section 5.09 of the Base Subordinated Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority, and the Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, the Notes remain outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of the Notes), then the Trustee’s and the Agents’ duties under the Subordinated Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that such supplemental indenture is not necessary.

(j)

By the acquisition of the notes, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to the Notes, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder of the Notes, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in this section of the Notes are exhaustive on the matters described in Section 2.04 of the Supplemental Subordinated Indenture and the corresponding provisions of the Notes to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Notes.

(k)

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of the Notes, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of the Notes pursuant to the Resolution Measure will be made on a substantially pro rata basis among the Notes of any series.

(l)

Any obligations of the Holders to indemnify the Trustee and the Agents under this Supplemental Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Notes. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 of the Base Subordinated Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Notes.

Section 2.05 Legends. Each Global Note shall also bear the following legends on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH ACQUIRER AND EACH TRANSFEREE OF BENEFICIAL INTERESTS IN THIS NOTE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT AND WILL NOT BE, AND IT IS NOT AND WILL NOT BE ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

(“ERISA”)), SUBJECT TO THE PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN OR OTHER ARRANGEMENT TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S, PLAN’S OR ARRANGEMENT’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THIS NOTE OR ANY INTEREST HEREIN, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS NOTE OR ANY INTEREST HEREIN; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN.

Section 2.06 Book-Entry Provisions for the Global Notes.

(a)	The Global Notes initially shall: be registered in the name of the Depositary (or a nominee thereof); and be delivered to the Registrar as custodian for such Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Subordinated Indenture with respect to any Global Note held on their behalf by the Depositary, or the Registrar as its custodian, or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)

The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Subordinated Indenture, the Base Subordinated Indenture or the Notes.

(c)

A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Note may be transferred in accordance with the rules and procedures of the Depositary.

(d)

If at any time, the Depositary notifies the Issuer in writing that it is no longer willing or able to continue to act as Depositary for the Global Notes, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Notes is not appointed by the Issuer within 90 days of such notice or cessation, the Depositary shall surrender such Global Note or Global Notes to the Registrar for cancellation and the Issuer shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Issuer Order for the authentication and delivery of Notes, shall authenticate and deliver, in exchange for such Global Note or Global Notes, Physical Notes in an aggregate principal amount equal to the aggregate principal amount of such Global Note or Global Notes. Such Physical Notes shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Notes represented by such Global Note or Global Notes (or any nominee thereof).

(e)

Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Note to the beneficial owners thereof pursuant to Section 2.06(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interests in such Global Note to be transferred.

Section 2.07 Default.

(a)

Subject to the imposition of any Resolution Measure, if the Issuer fails to make a payment of interest on any Note when due and payable for reasons other than pursuant to the subordination provisions of the Notes (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. The Issuer may elect to pay any Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent Special Record Date. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

(b)

If the Issuer does not make payments of principal of, interest on, or other amounts owing under the Notes when due for reasons other than (i) pursuant to the subordination provisions of the Notes or (ii) due to a Resolution Measure, the Issuer will be in default on its obligations under the Subordinated Indenture. In such case, the Trustee and the Holders of the Notes may take action against the Issuer, but they may not accelerate the maturity of the Notes. If the Issuer fails to make any payments of principal of, interest on or other amounts owing under the Notes when due (i) pursuant to the subordination provisions of the Notes or (ii) due to a Resolution Measure, the Trustee and the Holders will not be permitted to take such action. Moreover, the parties hereto acknowledge that in the event of a Resolution Measure, the Holders may permanently lose the right to the affected amounts and each Holder (including each Beneficial Owner) shall, by acquiring any Notes, be bound, and will be deemed to have consented, as provided in Section 2.04. Furthermore, if the Issuer becomes subject to German insolvency proceedings, the Trustee and Holders of the Notes will have no right to file a claim against the Issuer unless the competent insolvency court allows the filing of subordinated claims.

(c)

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under the Notes, the Issuer shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Notes whether in connection with any breach by the Issuer of its obligations under the Notes, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Notes prior to any date on which the principal of, or any interest on, the Notes would have otherwise been payable.

(d)

Other than the limited remedies specified above, no remedy against the Issuer shall be available to the Trustee or the Holders of the Notes whether for the recovery of amounts owing in respect of the Notes or under the Subordinated Indenture or in respect of any breach by the Issuer of its obligations under the Subordinated Indenture or in respect of the Notes, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of the Notes and the Subordinated Indenture, and the imposition of any Resolution Measure.

Section 2.08 Status.

(a)

The Notes are intended to qualify as own funds instruments of the Issuer within the meaning of Article 4 (1) no. 119 of the CRR (“Own Funds Instruments”) constituting own funds in the form of Tier 2 capital (Ergänzungskapital) within the meaning of Article 63 of the CRR. The obligations under the Notes constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer under other instruments issued as, and qualifying from time to time as, own funds in the form of Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures are imposed on the Issuer or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against the Issuer, the obligations under the Notes shall be fully subordinated to all obligations which do not qualify as Own Funds Instruments; this includes (i) all claims of unsubordinated creditors of the Issuer (including claims against the Issuer under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) contractually subordinated obligations of the Issuer within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as Own Funds Instruments at the time Resolution Measures are imposed on the Issuer or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer (any such senior-ranking claims and obligations, the “Priority Claims”). In any such event, no amounts shall be payable in respect of the Securities until all Priority Claims have been satisfied in full. If the Notes no longer qualify as Tier 2 capital or other own funds within the meaning of the CRR, the obligations under the Notes will, pursuant to Section 46f (7a) of the German Banking Act, rank senior to all obligations constituting Own Funds Instruments. The Notes shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to the Notes, then the Notes shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law.

(b)

The Notes (including any Coupons relating thereto) constitute the direct and unconditional obligations of the Issuer and are subordinated to the Priority Claims. The obligations of the Issuer under the Notes shall rank without preference or priority among themselves. The obligations of the Issuer under the terms of the Notes, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims of the Issuer and will rank junior to the claims of the holders of all Priority Claims of the Issuer in the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness that from time to time constitutes own funds within the meaning of the CRR (it being understood that no Priority Claims constitute such subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to the Notes, except as otherwise provided by applicable law. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Notes until the claims of all creditors of Priority Claims have been satisfied in full.

For the avoidance of doubt, Senior Indebtedness shall constitute Priority Claims. The Notes are subordinated to, and shall rank junior to, Senior Indebtedness. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under the Notes until the claims of all creditors of Senior Indebtedness have been satisfied in full.

(c)

Any right to set off any claims for interest, repayment and any other claims under the Notes (“Payment Claims”) against claims of the Issuer will be excluded. No subsequent agreement may limit the subordination pursuant to the subordination provisions set out above or shorten the term of the Notes or any applicable notice period. No collateral or guarantee shall be provided at any time to secure claims of the Holders under the Notes; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Notes.

ARTICLE 3

ADDITIONAL COVENANTS

In addition to the covenants set forth in Article 3 of the Base Subordinated Indenture, the Notes shall be subject to the additional covenants set forth in this Article 3 of this Supplemental Subordinated Indenture.

Section 3.01 Payment of Additional Amounts. All interest amounts payable in respect of the Notes shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”), unless such deduction or withholding is required by law.

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Notes), the Issuer shall, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

(a)

are payable by any person acting as custodian bank or collecting agent on the Holder’s or the beneficial owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(b)

in the case of U.S. federal income taxes, are imposed on interest received by or on behalf of (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986 (the “Code”) and the regulations that may be promulgated thereunder) of the Issuer, (2) a controlled foreign corporation that is related to the Issuer within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s or beneficial owner’s status as described in clauses (1) through (3) of this paragraph; or

(c)

would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or beneficial owner of the Note (or any financial institution through which the Holder or beneficial owner holds the Notes or through which payment on the Note is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by the Holder or beneficial owner (or such financial institution) or concerning ownership of the Holder or beneficial owner (or financial institution) or concerning such Holder’s or beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(d)

are payable by reason of the Holder’s or the beneficial owner’s having, or having had, some personal or business connection with the Tax Jurisdiction and not merely by reason of the fact that payments in respect of the Notes are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Tax Jurisdiction; or

(e)

are presented for payment more than 30 days after the Relevant Date except to the extent that the Holder or the beneficial owner would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(f)	are deducted or withheld by a paying agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(g)	would not be payable if the Notes had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(h)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with Section 11.04 of the Base Subordinated Indenture, whichever occurs later.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

Moreover, all amounts payable in respect of the Notes shall be made subject to compliance with Sections 1471 through 1474 of the Code, or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Amounts or otherwise indemnify a Holder or beneficial owner in connection with any such compliance with the Code.

Section 3.02 Written Statement to Trustee. The Issuer will furnish to the Trustee on or before March 31 in each year (beginning with March 31, 2018) a brief certificate that complies with the requirements of the Trust Indenture Act (but which need not comply with Section 11.05 of the Base Subordinated Indenture) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of his duties as an officer of the Issuer he would normally have knowledge of any default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Supplemental Subordinated Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

ARTICLE 4

REDEMPTION OR REPURCHASE OF NOTES

Section 4.01 Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Paying Agent an amount of money sufficient to pay the Redemption Price in respect of all the Notes to be redeemed on that Redemption Date and accrued and unpaid interest, if any, on such Notes.

Section 4.02 Cessation of Interest Accrual. If the Issuer elects to redeem the Notes, they shall cease to accrue interest from the relevant Redemption Date, unless the Issuer fails to pay the Redemption Price on the Redemption Date.

Section 4.03 Optional Redemption.

(a)

Subject to the prior consent of the competent supervisory authority, the Issuer may redeem all of the Notes, in whole but not in part, at its option on any Business Day during the period from (and including) October 14, 2030 to (and including) the Reset Date, upon the giving of a notice as described below. Redemption shall be made at the Redemption Price together with accrued and unpaid interest to (but excluding) the Reset Date.

(b)

Notice of such redemption on the Reset Date shall be given by the Issuer to the Holders not less than 5 nor more than 60 days prior to the Reset Date, which date and the Redemption Price shall be specified in the notice. Notice to Holders shall be given in accordance with Section 12.02 of the Base Subordinated Indenture.

Section 4.04 Tax Redemption.

(a)

Subject to the prior consent of the competent supervisory authority, the Issuer may redeem all of the Notes in whole but not in part, at any time at the option of the Issuer, at the Redemption Price together with any accrued and unpaid interest to (but excluding) the Redemption Date if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Tax Jurisdiction, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before that date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of the Notes, and the Issuer would be obligated to pay Additional Amounts with respect to such Withholding Taxes, as described in Section 3.01, provided that the conditions in Article 78(4)(b) of the CRR are met, pursuant to which the competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date. The Issuer may exercise such redemption right on giving not less than 30 days’ notice to the Holders. No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to withhold or pay Withholding Taxes in respect of payments of interest, were a payment in respect of the Notes then made. Notice to Holders shall be given in accordance with Section 12.02 of the Base Subordinated Indenture.

(b)

Before any notice of tax redemption pursuant to Section 4.04(a) is given to the Trustee or the Holders of the Notes, the Issuer (or its successor), shall deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer (or its successor), is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer (or its successor) so to redeem have occurred or been satisfied and (ii) an opinion of independent legal counsel satisfactory to the Trustee to the effect that the Issuer is entitled to effect the redemption based on the statement of facts set forth in the certificate. Such notice, once given to the Trustee, shall be irrevocable.

Section 4.05 Redemption for Regulatory Reasons. Subject to the prior consent of the competent supervisory authority, the Issuer may redeem all of the Notes in whole but not in part, at any time at the option of the Issuer, at the Redemption Price together with any accrued and unpaid interest to (but excluding) the Redemption Date if there is a change in the regulatory classification of the Notes that would be likely to result in (i) its exclusion in full or in part from the Issuer’s own funds under the CRR or any successor legislation, other than for reasons of an amortization in accordance with Article 64 (2) of the CRR, or as a consequence of a write down or conversion, as the case may be, or (ii) their reclassification as a lower quality of the Issuer’s own funds than as of the Issue Date, provided that the conditions in Article 78(4)(a) of the CRR are met, pursuant to which the competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of the Notes was not reasonably foreseeable at the Issue Date. Notice of such redemption shall be given to the Holders upon not less than 30 and not more than 60 days prior to the date of redemption. Any such notice shall be given in accordance with Section 12.02 of the Base Subordinated Indenture only after having received the consent of the competent supervisory authority. Subject to Section 2.04(h), such notice shall be irrevocable and shall state the date set for redemption and the reason for redemption.

Section 4.06 Payment on the Maturity Date. Unless previously redeemed or repurchased and cancelled, the Notes shall be due and payable on the Maturity Date in the full principal amount together with any accrued and unpaid interest to (but excluding) the Maturity Date.

Section 4.07 Repurchase. Subject to Section 4.08, the Issuer may purchase Notes in the open market or otherwise and at any price with the prior consent of the competent supervisory authority. Notes purchased by the Issuer may, at its option, be held, resold or surrendered to the Agents for cancellation.

Section 4.08 Amounts to be Returned to the Issuer. Any redemption or repurchase of the Notes prior to their scheduled maturity requires the prior consent of the competent supervisory authority and any redemption shall not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) of the CRR are met. If the Notes are redeemed or repurchased by the Issuer otherwise than in the circumstances described in Article 4, then the amounts redeemed or paid must be returned to the Issuer irrespective of any agreement to the contrary unless the competent supervisory authority has given its consent to such early redemption or repurchase.

ARTICLE 5

SATISFACTION AND DISCHARGE OF SUPPLEMENTAL SUBORDINATED INDENTURE

Section 5.01 Satisfaction and Discharge of Supplemental Subordinated Indenture. If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09 of the Base Subordinated Indenture) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09 of the Base Subordinated Indenture), then this Supplemental Subordinated Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Notes and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders of Notes to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, (iv) the rights, obligations, duties and immunities of the Trustee hereunder and the Issuer’s obligations related thereto, and (v) the obligations of the Issuer under Section 3.02 of the Base Subordinated Indenture) and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Supplemental Subordinated Indenture; provided, that the rights of Holders of the notes to receive amounts in respect of principal of and interest on the Notes held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Notes are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Subordinated Indenture or the Notes.

ARTICLE 6

MISCELLANEOUS PROVISIONS

Section 6.01 Scope of Supplemental Subordinated Indenture. The changes, modifications and supplements to the Base Subordinated Indenture effected by this Supplemental Subordinated Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Subordinated Debt Securities that may be issued by the Issuer under the Base Subordinated Indenture.

Section 6.02 Provisions of Supplemental Subordinated Indenture for the Sole Benefit of Parties and Holders of Notes. Nothing in this Supplemental Subordinated Indenture, the Base Subordinated Indenture or in the Notes, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Supplemental Subordinated Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 6.03 Successors and Assigns of Issuer Bound by Supplemental Subordinated Indenture. All the covenants, stipulations, promises and agreements in this Supplemental Subordinated Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 6.04 Notices and Demands on Issuer, Trustee, Agents and Holders of Notes. Any notice or demand which by any provision of this Supplemental Subordinated Indenture is required or permitted to be given or served by the Trustee, by the Agents or by the Holders of Notes to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address is filed with the Trustee) as follows:

If to the Issuer, to:

Deutsche Bank AG New York Branch

Attn: Treasury / US Issuance

60 Wall Street, 30th Floor

Mail Stop: NYC60-3002

New York, New York 10005

United States of America

or

Deutsche Bank AG

Attn: Group Treasury, Capital Markets Issuance

Mainzer Landstrasse 11-17

60329 Frankfurt am Main

Germany

Any notice, direction, request or demand by the Issuer, by the Agents or by any Holder of Notes to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first-class mail to the Trustee at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attn: Corporate Trust Administration – Deutsche Bank Administrator.

Any notice, direction, request or demand by the Issuer, by the Trustee or by any Holder of Notes to or upon the Agents may be given or made if mailed by first-class mail or sent by facsimile to:

If to the Agents, to:

Deutsche Bank Trust Company Americas

Global Security Services

Global Transaction Banking

60 Wall Street, 24th Floor

Mail Stop: NYC60-2405

New York, New York 10005

Fax: 732-578-4635

Attn: Corporates Team – Deutsche Bank AG

Notices to be given to Holders of Notes represented by a Global Note will be given only to the Depositary, as the registered holder, in accordance with its applicable policies as in effect from time to time. Notices to be given in respect of Notes held in street name will be given only to the bank, broker or other financial institution in whose name the Notes are registered, and not the owner of any beneficial interests. Notices to be given to Holders of Physical Notes will be sent by mail to the respective addresses of the Holders as they appear in the security register maintained by the Registrar on behalf of the Issuer, and will be deemed given when mailed.

Where this Supplemental Subordinated Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the register of the Notes. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Supplemental Subordinated Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer or Holders of Notes when such notice is required to be given pursuant to any provision of this Supplemental Subordinated Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 6.05 Mutilated and Lost Notes. In case the Notes shall at any time become mutilated, defaced or be destroyed, lost or stolen and the Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for the Notes, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that the Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

Section 6.06 Unclaimed Moneys. With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holder that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment hereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on the Notes as the same shall become due.

Section 6.07 Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Notes or the date set for redemption or repayment of any such Note shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date set for redemption, or repayment, as the case may be, and no interest shall accrue for the period after such date.

Section 6.08 Conflict of any Provisions of Supplemental Subordinated Indenture with Trust Indenture Act. If and to the extent that any provision of this Supplemental Subordinated Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Supplemental Subordinated Indenture by operation of, Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 6.09 Governing Law. This Supplemental Subordinated Indenture and the Base Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof and thereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

Section 6.10 Counterparts. This Supplemental Subordinated Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Supplemental Subordinated Indenture. Each of the parties to this Supplemental Subordinated Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Supplemental Subordinated Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Supplemental Subordinated Indenture.

Section 6.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 6.12 Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding arising out of or based upon this Supplemental Subordinated Indenture may be instituted in any federal or state court sitting in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The Issuer, as long as any of the Notes remain Outstanding or the parties hereto have any obligation under this Supplemental Subordinated Indenture, shall have an authorized agent (the “Authorized Agent”) in the United States upon whom process may be served in any such suit, action or proceeding. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer. The Issuer hereby appoints DB USA Corporation, c/o Office of the Secretary, Attention: Carol Saracco, 60 Wall Street, New York, NY 10005, Email: carol.saracco@db.com, as its Authorized Agent, and represents and warrants that the Authorized Agent has agreed to act as said agent for service of process.

Section 6.13 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Subordinated Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

Section 6.14 Further Issues. The Issuer may, from time to time, without the consent of the Holders of the Notes, issue additional notes under the Subordinated Indenture having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Notes described in this Subordinated Indenture except for the price to the public and issue date. Any such additional notes, together with the Notes, may constitute a single series of securities under the Subordinated Indenture, provided that if such additional notes have the same CUSIP, ISIN or other identifying number as the outstanding Notes, such additional notes must either (i) be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes or (ii) be otherwise issued in a qualified reopening for U.S. federal income tax purposes. There is no limitation on the amount of notes or other debt securities that the Issuer may issue under this Supplemental Subordinated Indenture or the Base Subordinated Indenture.

Section 6.15 Waiver of Right to Set-Off. By accepting a Note, each Holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Note or the Subordinated Indenture (or between obligations of the Issuer under or in respect of any Note and any liability owed by a Holder) that they might otherwise have against the Issuer, whether before or during the Issuer’s winding up or administration, and no Holder may set off its claims arising under the Notes against any of claims of the Issuer.

ARTICLE 7

SUPPLEMENTS TO SUPPLEMENTAL SUBORDINATED INDENTURE

Section 7.01 Supplements without Consent of Holders. Subject to the prior consent of the competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of the Notes as Tier 2 capital, the Issuer and the Trustee may amend, modify or supplement this Supplemental Subordinated Indenture or the Notes without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or to make such other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Notes. Notwithstanding the foregoing, any amendment made solely to conform the provisions of this Supplemental Subordinated Indenture to the description of the Notes contained in the Issuer’s prospectus supplement dated January 11, 2021 will not be deemed to adversely affect the interests of the Holders of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Subordinated Indenture to be duly executed all as of the date first written above.

Very truly yours,

DEUTSCHE BANK AKTIENGESELLSCHAFT NEW YORK BRANCH

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Managing Director

By:	/s/ Thomas Rueckert
	Name:	Thomas Rueckert
	Title:	Vice President

WILMINGTON TRUST,
NATIONAL ASSOCIATION, as Trustee

By:	/s/ Barry D. Somrock
	Name:	Barry D. Somrock
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Transfer Agent and Registrar and Authenticating Agent

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Luke Russell
	Name:	Luke Russell
	Title:	Assistant Vice President

EXHIBIT A

FORM OF GLOBAL NOTE

DEUTSCHE BANK AG

NEW YORK BRANCH

[FORM OF FACE OF DEBT SECURITY]

FIXED TO FLOATING RESET RATE SUBORDINATED TIER 2 NOTE DUE 2032

REGISTERED	CUSIP: US251526CF47
No.	ISIN: 251526 CF4

$[insert face amount]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN (OR AN INTEREST IN THE NOTES REPRESENTED HEREBY).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

EACH ACQUIRER AND EACH TRANSFEREE OF BENEFICIAL INTERESTS IN THIS NOTE IS DEEMED TO REPRESENT, WARRANT AND AGREE THAT AT THE TIME OF ITS ACQUISITION AND THROUGHOUT THE PERIOD THAT IT HOLDS THIS NOTE OR ANY INTEREST HEREIN (1) EITHER (A) IT IS NOT AND WILL NOT BE, AND IT IS NOT AND WILL NOT BE ACTING ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)), SUBJECT TO THE

PROVISIONS OF PART 4 OF SUBTITLE B OF TITLE I OF ERISA, A PLAN OR OTHER ARRANGEMENT TO WHICH SECTION 4975 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, (“CODE”), APPLIES, OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF SUCH AN EMPLOYEE BENEFIT PLAN’S, PLAN’S OR ARRANGEMENT’S INVESTMENT IN SUCH ENTITY (EACH, A “BENEFIT PLAN INVESTOR”), OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”), AND NO PART OF THE ASSETS USED BY IT TO ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY BENEFIT PLAN INVESTOR OR SUCH A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, OR (B) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, A NON-EXEMPT VIOLATION OF ANY SIMILAR LAWS); (2) NEITHER THE ISSUER NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN, ANY DEFINITION OF “FIDUCIARY” UNDER SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH ANY PURCHASE OR HOLDING OF THIS NOTE OR ANY INTEREST HEREIN, OR AS A RESULT OF ANY EXERCISE BY THE ISSUER OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS NOTE OR ANY INTEREST HEREIN; AND (3) IT WILL NOT SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY INTEREST HEREIN OTHERWISE THAN TO A PURCHASER OR TRANSFEREE THAT IS DEEMED TO MAKE THESE SAME REPRESENTATIONS, WARRANTIES AND AGREEMENTS WITH RESPECT TO ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE OR ANY INTEREST HEREIN.

GLOBAL NOTE

Fixed to Floating Reset Rate Subordinated Tier 2 Note due 2032

Issue Date	January 14, 2021.

Reset Date	January 14, 2031.

Maturity Date	January 14, 2032.

Face Amount	[insert face amount].

Aggregate Face Amount	$1,250,000,000.

Denominations	$200,000 and integral multiples of $1,000 in excess thereof.

Fixed Interest Rate	From (and including) the Issue Date to (but excluding) the Reset Date, 3.729% per annum.

Floating Reset Interest Rate	From (and including) Reset Date to (but excluding) the Maturity Date, a variable rate equal to Compounded SOFR plus 2.757%.

Accrued interest on this Note during the Floating Rate Period will be calculated by multiplying the principal amount of such notes by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360. The interest rate applicable to a given day during the Floating Rate Period is the sum of the Compounded SOFR plus the Spread.

The “Compounded SOFR” will be computed as follows:

“d0”, for any Interest Period, is the number of U.S. Government Securities Business Days in the relevant Interest Period.

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant Interest Period.

“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant Interest Period, is a reference rate equal to SOFR in respect of that day.

“ni” is the number of calendar days in the relevant Interest Period from, and including, the U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day.

“d” is the number of calendar days in the relevant Interest Period.

For these calculations, the daily SOFR in effect on any U.S. Government Securities Business Day will be the applicable SOFR as reset on that date. For purposes of calculating Compounded SOFR, the daily SOFR for each calendar day in the period from, and including, the Rate Cut-Off Date to, but excluding, the Maturity Date will be the daily SOFR as determined in respect of such Rate Cut-Off Date.

For purposes of determining Compounded SOFR, “SOFR” means, with respect to any U.S. Government Securities Business Day:

Interest Periods

With respect to the Fixed Rate Period, each period from, and including, an Interest Payment Date (or the Issue Date in the case of the first Interest Period during the Fixed Rate Period) to, but excluding, the following Interest Payment Date (or the Reset Date in the case of the final Interest Period during the Fixed Rate Period).

With respect to the Floating Rate Period, each period from, and including, an Interest Period End Date (or the Reset Date in the case of the first Interest Period during the Floating Rate Period) to, but excluding, the following Interest Period End Date (or the Maturity Date in the case of the final Interest Period during the Floating Rate Period).

Interest Period End Dates

With respect to the Floating Rate Period, January 14, April 14, July 14 and October 14 of each year, commencing on April 14, 2031 and ending on the Maturity Date; provided that if any scheduled Interest Period End Date (other than the Maturity Date) is not a Business Day (as defined below), it will be postponed to the following Business Day, except that, if that Business Day would fall in the next calendar month, the Interest Period End Date will be the immediately preceding Business Day.

(4)   the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day as published by the New York Federal Reserve, as the administrator of such rate (or a successor administrator), on the New York Federal Reserve’s Website on or about 5:00 p.m. (New York City time) on the immediately following U.S. Government Securities Business Day; or

(5)   if the Secured Overnight Financing Rate in respect of such U.S. Government Securities Business Day does not appear as specified in paragraph (1), unless both a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Secured Overnight Financing Rate in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(6) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred:

•  the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

• the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

•  the sum of: (a) the alternate rate of interest that has been selected by the Issuer or the Issuer’s designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark” means the Compounded SOFR as defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order presented in clause (3) of the definition of “SOFR” that can be determined by the Issuer or the Issuer’s designee as of the Benchmark Replacement Date. In connection with the implementation of a Benchmark Replacement, the Issuer or the Issuer’s designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or the Issuer’s designee as of the Benchmark Replacement Date:

(1)   the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)   the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or the Issuer’s designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Issuer or the Issuer’s designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or the Issuer’s designee decide that adoption of any portion of such market practice is not administratively feasible or if the Issuer or the Issuer’s designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or the Issuer’s designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)   in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)   a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)   a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

An “Interest Period” means, with respect to the Floating Rate Period, each period from, and including, the Reset Date to, but excluding, the following Interest Payment Date (or the Maturity Date in the case of the final Interest Period).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve” means the Federal Reserve Bank of New York.

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Rate Cut-Off Date” means the date that is the second U.S Government Securities Business Day prior to the Maturity Date.

“Reference Time” with respect to any determination of the Benchmark means the time determined by the Issuer or the Issuer’s designee in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, any determination, decision or election that may be made by the Issuer or the Issuer’s designee pursuant to this section “Compounded SOFR,” including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

• will be conclusive and binding absent manifest error;

• will be made in the Issuer’s or the Issuer’s designee’s sole discretion; and

• notwithstanding anything to the contrary in the documentation relating to this Note, shall become effective without consent from the holders of this Notes or any other party.

Interest Payment Date(s)	With respect to the Fixed Rate Period, January 14 and July 14 of each year, commencing on July 14, 2021, and ending on the Reset Date.

If any scheduled Interest Payment Date is not a Business Day, the Issuer will pay interest on the next Business Day, but the payment will not include the interest accrued during the period from and after the scheduled Interest Payment Date. If the date of redemption or repayment is not a Business Day, the Issuer may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment.

With respect to the Floating Rate Period, the second Business Day following each Interest Period End Date; provided that the Interest Payment Date with respect to the final Interest Period will be the Maturity Date.

If the scheduled final Interest Period End Date (i.e., the Maturity Date) falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, but interest on that payment will not accrue from and after the scheduled final Interest Period End Date.

Optional Redemption	Yes.

Tax Redemption	Yes.

Redemption for Regulatory Reasons	Yes.

Payment of Additional Tax Amounts	Yes.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany (together with its successors and assigns, the “Issuer”), acting through its New York Branch, for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount of cash due with respect to the principal sum specified above on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon at the applicable interest rate per annum specified above from and including the Issue Date specified above until but excluding the date the principal amount is paid or duly made available for payment (except as provided below) semi-annually in arrears or quarterly in arrears, for the Fixed Rate Period or the Floating Rate Period, respectively, on the Interest Payment Dates specified above in each year on each Interest Payment Date, and at maturity (or on any redemption or repayment date).

Subject to the imposition of a Resolution Measure (as defined on the reverse hereof) or any redemption prior to the Maturity Date in accordance with the terms of this Note, interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Business Day (as defined on the reverse of this Note) immediately preceding the relevant date of payment with respect of such Interest Payment Date; provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of this Note and premium, if any and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine (each, a “Paying Agent,” which term shall include the Paying Agent), in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the register of this Note. A holder of U.S.$10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), this Note shall not be entitled to any benefit under the Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED: January 14, 2021	DEUTSCHE BANK AG,
acting through its NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Subordinated Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Authenticating Agent

By:
Authorized Officer:

[FORM OF REVERSE OF SECURITY]

§ 1

General

(1)

This Note is one of a duly authorized issue of Global Notes of the Issuer. The Notes are issuable under a Subordinated Indenture, consisting of the base subordinated indenture, dated as of May 21, 2013, among the Issuer, Wilmington Trust, National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Subordinated Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as transfer agent (the “Transfer Agent”), paying agent (the “Paying Agent”), registrar (the “Registrar”) and authenticating agent (the “Authenticating Agent”, and together with the Transfer Agent, the Paying Agent and Registrar, the “Agents”) (the “Base Subordinated Indenture,” as may be amended from time to time), a third supplemental subordinated indenture, dated as of December 1, 2017 among the Issuer, the Trustee and DBTCA, adding certain provisions to, and modifying certain provisions of the Base Subordinated Indenture, a fifth supplemental subordinated indenture, dated as of July 8, 2020 among the Issuer, the Trustee and DBTCA, modifying certain provisions of the Base Subordinated Indenture, and a seventh supplemental subordinated indenture, dated as of January 14, 2021 among the Issuer, the Trustee and DBTCA, modifying certain provisions of the Base Subordinated Indenture, (references to the “Base Subordinated Indenture” herein shall mean the Base Subordinated Indenture as amended by such third, fifth, and seventh supplemental subordinated indenture), and an eighth supplemental indenture, dated as of January 14, 2021 (the “Supplemental Subordinated Indenture” and, together with the Base Subordinated Indenture, the “Subordinated Indenture”), relating to the Notes. Reference is hereby made to the Subordinated Indenture for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and the registered holders of any Note (the “Holders”) and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, The City of New York, as its Paying Agent, Transfer Agent and Registrar and Authenticating Agent. The term “Paying Agent” includes any additional or successor Paying Agent appointed by the Issuer with respect to the Notes. To the extent not inconsistent herewith, the terms of the Subordinated Indenture are hereby incorporated by reference herein.

(2)	This Note is intended to qualify as own funds in the form of Tier 2 capital of the Issuer under the CRR.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Note shall refer to such amended provisions or successor provisions.

§ 2

Status

(1)

This Note is intended to qualify as an own funds instrument of the Issuer within the meaning of Article 4 (1) no. 119 of the CRR (“Own Funds Instruments”) constituting own funds in the form of Tier 2 capital (Ergänzungskapital) within the meaning of Article 63 of the CRR. The obligations under this Note constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves and, subject to applicable law from time to time, pari passu with all other equally subordinated obligations of the Issuer under other instruments issued as, and qualifying from time to time as, own funds in the form of Tier 2 capital within the meaning of Article 63 of the CRR. In the event Resolution Measures (as defined below) are imposed on the Issuer or in the event of the dissolution, liquidation, insolvency (Insolvenzverfahren), composition or other proceedings for the avoidance of insolvency of, or against the Issuer, the obligations under this Note shall be fully subordinated to all obligations which do not qualify as Own Funds Instruments; this includes (i) all claims of unsubordinated creditors of the Issuer (including claims against the Issuer under its unsecured and unsubordinated non-preferred debt instruments within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including obligations of the Issuer under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) sentence 2 of the German Banking Act) (or any successor provision thereof)), (ii) the claims specified in Section 39(1) nos. 1 to 5 of the German Insolvency Code (Insolvenzordnung) (or any successor provision thereof) and (iii) contractually subordinated obligations of the Issuer within the meaning of Section 39(2) of the German Insolvency Code (or any successor provision thereof) which do not qualify as Own Funds Instruments at the time Resolution Measures are imposed on the Issuer or in the event of a dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer (any such senior-ranking claims and obligations, the “Priority Claims”). In any such event, no amounts shall be payable in respect of the Securities until all Priority Claims have been satisfied in full. If the Notes no longer qualify as Tier 2 capital or other own funds within the meaning of the CRR, the obligations under this Note will, pursuant to Section 46f (7a) of the German Banking Act, rank senior to all obligations constituting Own Funds Instruments. This Note shall rank equally and pari passu with all other unsecured and equally subordinated debt (it being understood that no Priority Claims constitute such equally subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any other indebtedness, and in particular, if such debt is expressed to rank junior to this Note, then this Note shall rank senior to such junior debt, but junior to the Priority Claims, except as otherwise provided by applicable law.

(2)

This Note (including any Coupons relating thereto) constitutes the direct and unconditional obligations of the Issuer and is subordinated to the Priority Claims. The obligations of the Issuer under this Note shall rank without preference or priority among themselves. The obligations of the Issuer under the terms of this Note, whether on account of principal, interest or otherwise, are subordinated to the Priority Claims of the Issuer and will rank junior to the claims of the holders of all Priority Claims of the Issuer in the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency (Insolvenzverfahren), suspension of payments, dissolution, liquidation (Liquidation) or winding up of the Issuer, but will rank at least pari passu with the claims of the holders of all other subordinated indebtedness that from time to time constitutes own funds within the meaning of the CRR (it being understood that no Priority Claims constitute such subordinated obligations) of the Issuer, except as otherwise provided by applicable law or the terms of any such other indebtedness, and in particular, they shall rank in priority to the claims of the holders of any subordinated indebtedness of the Issuer that by its express terms is stated to rank junior to this Note, except as otherwise provided by applicable law. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under this Note until the claims of all creditors of Priority Claims have been satisfied in full.

For the avoidance of doubt, Senior Indebtedness (as defined below) shall constitute Priority Claims. This Note is subordinated to, and shall rank junior to, Senior Indebtedness. In the event any Resolution Measures are imposed on the Issuer or in the event of bankruptcy or insolvency, suspension of payments, dissolution, liquidation or winding up of the Issuer, no amounts will be payable under this Note until the claims of all creditors of Senior Indebtedness have been satisfied in full.

“Senior Indebtedness” means any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated, including, but not limited to: (a) the principal of and premium, if any, and interest, on, whether outstanding now or incurred later, (1) all indebtedness for money borrowed by the Issuer, including indebtedness of others guaranteed by the Issuer, other than any subordinated debt securities, indebtedness that is expressed to rank junior to subordinated debt securities and other indebtedness that is expressly stated as not senior, and (2) any amendments, renewals, extensions, modifications and refundings of any indebtedness, unless in any such case the instrument evidencing the indebtedness provides that it is not senior in right of payment to this Note; (b) all of the Issuer’s capital lease obligations and any synthetic leases or tax retention operating leases; (c) all of the Issuer’s obligations issued or assumed as the deferred purchase price of property, and all conditional sale or title retention agreements; (d) all of the Issuer’s obligations, contingent or otherwise, in respect of any letters of credit, bankers acceptances, security purchase facilities and similar credit transactions; (e) all of the Issuer’s obligations in respect of interest rate swap, cap or similar agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the type referred to in clauses (a) through (f) of other persons secured by any lien on any of the Issuer’s property or assets whether or not such obligation is assumed by the Issuer.

(3)

Any right to set off any claims for interest, repayment and any other claims under this Note (“Payment Claims”) against claims of the Issuer will be excluded. No subsequent agreement may limit the subordination pursuant to the subordination provisions set out above or shorten the term of this Note or any applicable notice period. No collateral or guarantee shall be provided at any time to secure claims of the Holders under this Note; any collateral or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under this Note.

§ 3

Denomination; Registration, Transfer and Exchange

(1)

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple of $1,000.

(2)

DBTCA has been appointed Registrar and Transfer Agent for this Note, and DBTCA will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and duly executed by the registered Holder hereof in person or by the Holder’s attorney duly authorized in writing, and thereupon the Registrar shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Registrar will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the Holder thereof has exercised its right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar and executed by the registered Holder in person or by the Holder’s attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

(3)

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

§ 4

Payments

(1)

Interest Payments; Day-count Convention. Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for the Fixed Rate Period of this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months. Interest on this Note for the Floating Rate Period shall be computed and paid on the basis of the actual number of days in the relevant period divided by 360.

(2)

Payment Dates. In the case where the calendar date indicated on the face hereof as the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the immediately following Business Day with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to such Business Day.

(3)

Offices for Payments. So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of this Note. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

(4)

Obligation of the Issuer Absolute and Unconditional. Subject to the imposition of a Resolution Measure, no provision of this Note or of the Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the amount of cash, as determined in accordance with the provisions set forth in this Note, due with respect to the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered Holder of this Note.

§ 5

Resolution Measures

(1)

By subscribing for or otherwise acquiring this Note, each Holder (including Beneficial Owners) shall be bound by and shall be deemed to consent to the imposition of any Resolution Measure (as defined below) by the competent resolution authority.

“Beneficial Owner” shall mean (i) if this Note is in global form, the beneficial owners of this Note (and any interest therein) and (ii) if this Note is in definitive form, the Holders in whose name such Notes are registered in the security register maintained by the Registrar on behalf of the Issuer and any beneficial owners holding an interest in such Notes in definitive form.

(2)	Under the relevant resolution laws and regulations as applicable to the Issuer from time to time, this Note may be subject to the powers exercised by the competent resolution authority to:

(i)	write down, including write down to zero, the claims for payment of the principal amount, the interest amount or any other amount in respect of this Note;

(ii)

convert this Note into ordinary shares of (A) the Issuer, (B) any group entity (C) any bridge bank, or other instruments of ownership of such entities qualifying as Common Equity Tier 1 capital (and the issue to or conferral on the holders (including the beneficial owners) of such ordinary shares or instruments); and/or

(iii)

apply any other resolution measure, including, but not limited to, (A) any transfer of this Note to another entity, (B) the amendment, modification or variation of the terms and conditions of this Note or (C) the cancellation of this Note;

(each, a “Resolution Measure”).

For the avoidance of doubt, any non-payment by the Issuer arising out of any such Resolution Measure will not constitute a failure by the Issuer under the terms of this Note or the Subordinated Indenture to make a payment of principal of, interest on, or other amounts owing under this Note.

(3)	By its acquisition of this Note, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have agreed:

(i)	to be bound by, to acknowledge and to accept any Resolution Measure and any amendment, modification or variation of the terms and conditions of the Notes to give effect to any Resolution Measure;

(ii)	that it will have no claim or other right against the Issuer arising out of any Resolution Measure; and

(iii)

that the imposition of any Resolution Measure will not constitute a default or an Event of Default (A) under the Notes, (B) under the Subordinated Indenture or (C) for the purpose of, but only to the extent permitted by, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) (including, without limitation, Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act).

(4)

The terms and conditions of this Note shall continue to apply in relation to the residual principal amount of, or outstanding amount payable in respect of, this Note, subject to any modification of the amount of interest payable, if any, to reflect the reduction of the principal amount, and any further modification of the terms that the competent resolution authority may decide in accordance with applicable laws and regulations relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the Federal Republic of Germany.

(5)

No repayment of any then-current principal amount of this Note or payment of interest or any other amount thereon (to the extent of the portion thereof affected by the imposition of a Resolution Measure) shall become due and payable after the imposition of any Resolution Measure by the competent resolution authority, unless such repayment or payment would be permitted to be made by the Issuer under the laws and regulations of the Federal Republic of Germany then applicable to the Issuer.

(6)

By its acquisition of this Note, each Holder (including each Beneficial Owner) waives, to the fullest extent permitted by the Trust Indenture Act and applicable law, any and all claims against the Trustee and the Agents for, agrees not to initiate a suit against the Trustee or the Agents in respect of, and agrees that the Trustee and the Agents shall not be liable for, any action that the Trustee or any of the Agents takes, or abstains from taking, in either case in accordance with the imposition of a Resolution Measure by the competent resolution authority with respect to this Note.

(7)

Upon the imposition of a Resolution Measure by the competent resolution authority with respect to this Note, the Issuer shall provide a written notice directly to the Holders in accordance with Section 11.04 of the Base Subordinated Indenture as soon as practicable regarding such imposition of a Resolution Measure for purposes of notifying Holders of such occurrence. The Issuer shall also deliver a copy of such notice to the Trustee and the Agents for information purposes only, and the Trustee and the Agents shall be entitled to rely, and will not be liable for relying, on the competent resolution authority and the Resolution Measure identified in such notice. Any delay or failure by the Issuer to give notice shall not affect the validity or enforceability of any Resolution Measure nor the effects thereof on this Note.

(8)

If the Issuer has elected to redeem any Notes but the competent resolution authority has imposed a Resolution Measure with respect to this Note prior to the payment of the redemption amount for this Note, the relevant redemption notice, if any, shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(9)

Upon the imposition of any Resolution Measure by the competent resolution authority, the Trustee shall not be required to take any further directions from Holders of this Note under Section 5.09 of the Base Subordinated Indenture, which section authorizes Holders of a majority in aggregate principal amount of this Note at the time Outstanding to direct certain actions relating to this Note, and if any such direction was previously given under Section 5.09 of the Base Subordinated Indenture to the Trustee by the Holders, it shall automatically cease to be effective, be null and void and have no further effect. The Indenture shall impose no duties, obligations or liabilities upon the Trustee or the Agents whatsoever with respect to the imposition of any Resolution Measure by the competent resolution authority, and the Trustee and the Agents shall be fully protected in acting or refraining from acting in accordance with a Resolution Measure. Notwithstanding the foregoing, if, following completion of the imposition of a Resolution Measure by the competent resolution authority, this Note remains outstanding (for example, if the imposition of a Resolution Measure results in only a partial write-down of the principal of this Note), then the Trustee’s and the Agents’ duties under the Subordinated Indenture shall remain applicable with respect to this Note following such completion to the extent that the Issuer, the Trustee and the Agents agree pursuant to a supplemental indenture, unless the Issuer, the Trustee and the Agents agree that a supplemental indenture is not necessary.

(10)

By the acquisition of this Note, each Holder (including each Beneficial Owner) shall be deemed irrevocably to have (i) consented to the imposition of any Resolution Measure as it may be imposed without any prior notice by the competent resolution authority of its decision to exercise such power with respect to this Note, (ii) authorized, directed and requested the Depositary and any direct participant in the Depositary or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the imposition of any Resolution Measure with respect to this Note as it may be imposed, without any further action or direction on the part of such Holder of this Note, the Trustee or the Agents and (iii) acknowledged and accepted that the provisions contained in § 5 of this Note are exhaustive on the matters described in Section 2.03 of the Supplemental Subordinated Indenture and the corresponding provisions of this Note to the exclusion of any other agreements, arrangements or understandings between it and the Issuer relating to the terms and conditions of the Notes.

(11)

If the competent resolution authority imposes a Resolution Measure with respect to less than the total outstanding principal amount of this Note, unless the Trustee or the Agents are otherwise instructed by the Issuer or the competent resolution authority, any cancellation, write-off or conversion into equity made in respect of this Note pursuant to the Resolution Measure will be made on a substantially pro rata basis among this Note of any series.

(12)

Any obligations of the Holders to indemnify the Trustee and the Agents under this Supplemental Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 6.02 and 6.06 of the Base Subordinated Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or this Note.

§ 6

Payment of Additional Amounts

(1)

All interest amounts payable in respect of this Note shall be made without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed or levied by way of deduction or withholding by or on behalf of the Tax Jurisdiction (“Withholding Taxes”) unless such deduction or withholding is required by law.

“Tax Jurisdiction” means the Federal Republic of Germany or the United States, or any political subdivision or any authority thereof or therein having power to tax.

(2)

In the event of such withholding or deduction on payments of interest (but not in respect of the payment of any principal in respect of the Notes), the Issuer shall, to the fullest extent permitted by law, pay such additional amounts (“Additional Amounts”) as will be necessary in order that the net amounts received by the Holders, after such withholding or deduction for or on account of any Withholding Taxes imposed upon or as a result of such payment by the Tax Jurisdiction, will equal the respective amounts which would otherwise have been receivable in the absence of such withholding or deduction; except that no such Additional Amounts shall be payable on account of any taxes, duties or governmental charges which:

(i)

are payable by any person acting as custodian bank or collecting agent on the Holder’s or the beneficial owner’s behalf, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of interest made by the Issuer; or

(ii)

in the case of U.S. federal income taxes, are imposed on interest received by or on behalf of (1) a 10-percent shareholder (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code of 1986 (the “Code”) and the regulations that may be promulgated thereunder) of the Issuer, (2) a controlled foreign corporation that is related to the Issuer within the meaning of Section 864(d)(4) of the Code, or (3) a bank receiving interest described in Section 881(c)(3)(A) of the Code, to the extent such tax, assessment or other governmental charge would not have been imposed but for the Holder’s or beneficial owner’s status as described in clauses (1) through (3) of this paragraph; or

(iii)

would not be payable to the extent such deduction or withholding could be avoided or reduced if the Holder or beneficial owner of this Note (or any financial institution through which the Holder or beneficial owner holds this Note or through which payment on this Note is made) (i) makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority or (ii) enters into or complies with any applicable certification, identification, information, documentation, registration, or other reporting requirement or agreement concerning accounts maintained by the Holder or beneficial owner (or such financial institution) or concerning ownership of the Holder or beneficial owner (or financial institution) or concerning such Holder’s or beneficial owner’s (or such financial institution’s) nationality, residence, identity or connection with the jurisdiction imposing such tax; or

(iv)

are payable by reason of the Holder’s or the beneficial owner’s having, or having had, some personal or business connection with the Tax Jurisdiction and not merely by reason of the fact that payments in respect of this Note are, or for purposes of taxation are deemed to be, derived from sources in, or are secured in, the Tax Jurisdiction; or

(v)

are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the Holder or the beneficial owner would have been entitled to Additional Amounts on presenting the same for payment on the last day of the period of 30 days assuming that day to have been a Business Day; or

(vi)	are deducted or withheld by the Paying Agent from a payment if the payment could have been made by another paying agent without such deduction or withholding; or

(vii)	would not be payable if this Note had been kept in safe custody with, and the payments had been collected by, a banking institution; or

(viii)

are payable by reason of a change in law or practice that becomes effective more than 30 days after the relevant payment of interest becomes due, or is duly provided for and notice thereof is given in accordance with Section 11.04 of the Base Subordinated Indenture, whichever occurs later.

No Additional Amounts or any other amounts will be payable on account of any such withholding or deduction in respect of payments of principal.

“Relevant Date” means the date on which the payment first becomes due but, if the full amount payable has not been received by the Paying Agent on or before the due date, it means the date on which, the full amount having been so received.

(3)

Moreover, all amounts payable in respect of this Note shall be made subject to compliance with Sections 1471 through 1474 of the Code, or any regulations or other official guidance promulgated thereunder, official interpretations thereof, or any applicable agreement entered into in connection therewith (including any agreement, law, regulation, or other official guidance implementing such agreement) (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) and any applicable agreement described in Section 1471(b) of the Code. The Issuer shall have no obligation to pay Additional Amounts or otherwise indemnify a Holder or beneficial owner in connection with any such compliance with the Code.

§ 7

Event of Default

(1)	An “Event of Default” with respect to this Note means the opening of insolvency proceedings against the Issuer by a German court having jurisdiction over the Issuer.

(2)

There are no other events of default under this Note. In particular, neither non-viability (as defined under the laws governing the supervision of financial institutions, as applicable in the Federal Republic of Germany) nor the imposition of a Resolution Measure in connection therewith will constitute an Event of Default with respect to this Note. If an Event of Default with respect to this Note occurs or is continuing, the Trustee or the Holder or Holders of not less than 33 1⁄3% in aggregate principal amount of all outstanding subordinated debt securities issued under the Base Subordinated Indenture, voting as one class, by notice in writing to the Issuer, may declare the principal amount of this Note and interest accrued thereon to be due and payable immediately in accordance with the terms of the Base Subordinated Indenture.

(3)

Subject to the imposition of any Resolution Measure, if the Issuer fails to make a payment of interest on any Note when due and payable for reasons other than pursuant to the subordination provisions of this Note (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner. The Issuer may elect to pay any Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Notes on which the interest is due on a subsequent special record date set by the Issuer (the “Special Record Date”). The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Note. The Issuer shall fix any such Special Record Date and payment date for such payment. At least 15 days before any such Special Record Date, the Issuer shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date and amount of such interest to be paid.

(4)

If the Issuer does not make payments of principal of, interest on, or other amounts owing under this Note when due for reasons other than (i) pursuant to the subordination provisions of this Note or (ii) due to a Resolution Measure, the Issuer will be in default on its obligations under the Subordinated Indenture. In such case, the Trustee and the Holder of this Note may take action against the Issuer, but they may not accelerate the maturity of this Note. If the Issuer fails to make any payments of principal of, interest on or other amounts owing under this Note when due (i) pursuant to the subordination provisions of this Note or (ii) due to a Resolution Measure, the Trustee and the Holders will not be permitted to take such action. Moreover, the parties hereto acknowledge that in the event of a Resolution Measure, the Holders may permanently lose the right to the affected amounts and each Holder (including each Beneficial Owner) shall, by acquiring this Note, be bound, and will be deemed to have consented, as provided in § 5 of this Note. Furthermore, if the Issuer becomes subject to German insolvency proceedings, the Trustee and the Holder of this Note will have no right to file a claim against the Issuer unless the competent insolvency court allows the filing of subordinated claims.

(5)

Upon the occurrence of any Event of Default or any default in the payment of principal of, interest on, or other amounts owing under this Note, the Issuer shall give prompt written notice to the Trustee. In accordance with the Subordinated Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of this Note whether in connection with any breach by the Issuer of its obligations under this Note, the Subordinated Indenture or otherwise, by such judicial proceedings as the Trustee shall deem most effective, provided that the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on this Note prior to any date on which the principal of, or any interest on, this Note would have otherwise been payable.

(6)

Other than the limited remedies specified above, no remedy against the Issuer shall be available to the Trustee or the Holders of this Note whether for the recovery of amounts owing in respect of this Note or under the Subordinated Indenture or in respect of any breach by the Issuer of its obligations under the Subordinated Indenture or in respect of this Note, except that the Trustee and the Holders shall have such rights and powers as they are required to have under the Trust Indenture Act, and provided that any payments are subject to the subordination provisions of this Note and the Subordinated Indenture, and any Resolution Measure.

§ 8

Redemption

(1)

Redemption on or prior to the Reset Date. Subject to the prior consent of the competent supervisory authority, the Issuer may redeem this Note, in whole but not in part, at its option on any Business Day during the period from (and including) October 14, 2030 to (and including) the Reset Date, upon the giving of a notice as described below. Redemption shall be made at 100% of the principal amount of the Notes (subject to the imposition of any Resolution Measure), together with accrued and unpaid interest to (but excluding) the Reset Date. Notice of redemption on the Reset Date shall be given by the Issuer to the Holders of this Note not less than 5 nor more than 60 days prior to the Reset Date, which date and the redemption price shall be specified in the notice.

(2)

Tax Redemption. Subject to the prior consent of the competent supervisory authority, the Issuer may redeem this Note in whole but not in part, at any time at the option of the Issuer, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if, as a result of any change in, or amendment to, the laws or regulations prevailing in the Tax Jurisdiction, which becomes effective on or after the Issue Date, or as a result of any application or official interpretation of such laws or regulations not generally known before that date, Withholding Taxes are or there is a substantial probability that they will be leviable on payments of interest in respect of this Note, and the Issuer would be obligated to pay Additional Amounts with respect to such Withholding Taxes, as described in Section 3.01 of the Supplemental Subordinated Indenture, provided that the conditions in Article 78(4)(b) of the CRR are met, pursuant to which the competent supervisory authority may permit any such redemption only if it is satisfied that the change in the applicable tax treatment is material and was not reasonably foreseeable at the Issue Date. The Issuer may exercise such redemption right on giving not less than 30 days’ notice to the Holder of this Note. No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to withhold or pay Withholding Taxes in respect of payments of interest, were a payment in respect of this Note then made. Notice to Holders shall be given in accordance with Section 12.02 of the Base Subordinated Indenture.

(3)

Before any notice of tax redemption pursuant to Section 4.04(a) of the Supplemental Subordinated Indenture is given to the Trustee or the Holder of this Note, the Issuer (or its successor), shall deliver to the Trustee (i) an Officers’ Certificate stating that the Issuer (or its successor), is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer (or its successor) so to redeem have occurred or been satisfied and (ii) an opinion of independent legal counsel satisfactory to the Trustee to the effect that the Issuer is entitled to effect the redemption based on the statement of facts set forth in the certificate. Such notice, once given to the Trustee, shall be irrevocable.

(4)

Redemption for Regulatory Reasons. Subject to the prior consent of the competent supervisory authority, the Issuer may redeem this Note in whole but not in part, at any time at the option of the Issuer, at 100% of their principal amount (subject to the imposition of any Resolution Measure) together with any accrued and unpaid interest to (but excluding) the date set for redemption if there is a change in the regulatory classification of this Note that would be likely to result in (i) its exclusion in full or in part from the Issuer’s own funds under the CRR or any successor legislation, other than for reasons of an amortization in accordance with Article 64 (2) of the CRR, or as a consequence of a write down or conversion, as the case may be, or (ii) their reclassification as a lower quality of the Issuer’s own funds than as of the Issue Date, provided that the conditions in Article 78(4)(a) of the CRR are met, pursuant to which the competent supervisory authority may permit any such redemption only if it considers the change in the regulatory classification to be sufficiently certain and is satisfied that the regulatory reclassification of this Note was not reasonably foreseeable at the Issue Date. Notice of such redemption shall be given to the Holder of this Note upon not less than 30 and not more than 60 days prior to the date of redemption. Any such notice shall be given in accordance with Section 12.02 of the Base Subordinated Indenture only after having received the consent of the competent supervisory authority. Subject to § 5, such notice shall be irrevocable and shall state the date set for redemption and the reason for redemption.

(5)

Interest Accrual to Cease Upon Redemption. If the Issuer elects to redeem this Note, it shall cease to accrue interest from the date set for such redemption by or pursuant to the Supplemental Subordinated Indenture, unless the Issuer fails to pay the applicable redemption price of this Note on the date set for redemption.

(6)

Repurchase. Subject to Section 4.08 of the Supplemental Subordinated Indenture, the Issuer may purchase Notes in the open market or otherwise and at any price with the prior consent of the competent supervisory authority. Notes purchased by the Issuer may, at its option, be held, resold or surrendered to the Agents for cancellation.

(7)

Prior Consent for Redemption or Repurchase. Any redemption or repurchase of this Note prior to its scheduled maturity shall require the prior consent of the competent supervisory authority and any redemption shall not occur before five years after the date of issuance, except where the conditions set out in Article 78(4) of the CRR are met. If this Note redeemed or repurchased by the Issuer otherwise than in the circumstances described in Article 4 of the Supplemental Subordinated Indenture, then the amounts redeemed or paid must be returned to the Issuer irrespective of any agreement to the contrary unless the competent supervisory authority has given its consent to such early redemption or repurchase.

(8)	No Sinking Fund; No Redemption at Option of Holder. This Note will not be subject to any sinking fund and will not be redeemable or subject to payment at the option of the Holder prior to maturity.

§ 9

Waiver of Right to Set-Off

By accepting this Note, each Holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to such Note or the Subordinated Indenture (or between obligations of the Issuer under or in respect of this Note and any liability owed by a Holder) that they might otherwise have against the Issuer, whether before or during the Issuer’s winding up or administration, and no Holder may set off its claims arising under this Note against any of claims of the Issuer.

§ 10

Amendments

(1)

Amendments Without Holder Consent. Subject to the prior consent of the competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of this Note as Tier 2 capital, the Issuer and the Trustee may amend, modify or supplement the Supplemental Subordinated Indenture or this Note without the consent of any Holder to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, or to make such other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holder of this Note. Notwithstanding the foregoing, any amendment made solely to conform the provisions of the Supplemental Subordinated Indenture to the description of this Note contained in the Issuer’s prospectus supplement dated January 14, 2021 will not be deemed to adversely affect the interests of the Holders of this Note.

(2)

Amendments Requiring Majority Holder Consent. The provisions of the Subordinated Indenture permit the Issuer and the Trustee, subject to the prior consent of the competent supervisory authority, if required under the CRR or other applicable laws and regulations for the recognition of this Note as Tier 2 capital, and with the consent of the Holders of not less than a majority in aggregate principal amount of the subordinated debt securities of all series issued under the Base Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the Holder of each outstanding debt security affected hereby, (a) (i) change the final maturity of this Note, (ii) reduce the principal amount hereof, (iii) reduce the rate or change the time of payment of interest hereon, (iv) reduce any amount payable on redemption hereof, (v) make the principal hereof, or interest hereon payable in any coin or currency other than that provided in this Note or in accordance with the terms hereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in this Note or in accordance with the terms hereof, (vii) impair or affect the right of any Note Holder to institute suit for the payment hereof, (viii) modify the provisions of the Subordinated Indenture with respect to the subordination of this Note in a manner adverse to the holders, in each case without the consent of the holder of each subordinated debt security so affected; or (b) reduce the aforesaid percentage of subordinated debt securities of all series issued under the Base Subordinated Indenture, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each subordinated debt security so affected.

§ 11

Miscellaneous

(1)

Replacement of Note. In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of this Note mutilated, defaced, destroyed, lost or stolen.

(2)

Unclaimed Moneys. With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the Holder of this Note that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment hereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

(3)

Incorporators, Shareholders, Offers and Directors Exempt from Individual Liability. No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

§ 12

Governing Law

This Note and the Subordinated Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the subordination provisions hereof and thereof, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany, and except as may otherwise be required by mandatory provisions of law.

§ 13

Definitions

As used herein:

(a)

the term “Business Day” means a day on which (i) the Trans-European Automatic Real-time Gross settlement Express Transfer system (TARGET2) is open for business and (ii) commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City.

(b)

the term “Notices” refers to notices to the Holders of this Note at each Holder’s address as that address appears in the register for this Note by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, The City of New York; provided that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned. Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

(c)	the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Subordinated Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE]

__

__

__

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:____________________

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.